Exhibit 10.23

AMENDMENT NUMBER TWO

This Amendment Number Two (“Amendment 2”), dated as of the Amendment Effective Date (as defined below) amends the Google Maps for Work Master Agreement and Service Addendum for Google Maps APIs entered into between Google LLC (“Google”) and Uber Technologies, Inc. (“Customer”) on October 28, 2015 (Master Agreement and Service Addendum collectively constituting the “Agreement”). Terms defined in the Agreement apply to this Amendment 2.
The parties agree to the following modifications to the
Agreement:

1.	4.6 Intellectual Property Restrictions. Google Maps for Work Master Agreement Section 4.6(E) (No Caching or Storage) is amended by adding the following subsection:
“4.6 (E) (3). Exception for End User Map Usage. Subject to the conditions described below, Customer can save latitude and longitude coordinates, during the term of this Amendment 2, only:

(i)	when an Uber Consumer moves a pin on a Google Map within the Uber Consumer App and saves the pin location in their Uber Consumer account; or
(ii) when an Uber Consumer selects a previously saved pin location, provides user- provided content like name (or label) to the saved pin, or any optional metadata associated with the pin in their Uber Consumer account;
(iii) for as long as the Uber Consumer retains the saved locations within their Uber Consumer Account;
(iv) when an Uber consumer saves the user-provided content like name and any optional metadata associated with a pin location to their Uber Consumer account from within the Uber Consumer App.

(v)	in the countries listed in Attachment A of this Amendment 2.
(vi) For the purposes of this Amendment, restaurants utilizing the Uber Eats Applications will be considered End Users.
2.Google reserves the right to modify Attachment A upon 30 days written notice to Customer.

3.
General. Except as expressly modified herein, the terms and conditions of the Agreement remain in full force and effect. If there is a conflict between the Agreement and this Amendment 2, then this Amendment 2 will control. The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument.

Signed by the parties’ authorized representatives on the dates written below.

GOOGLE:	CUSTOMER:

By: /s/ Philipp Schindler	By: /s/ J K Fennell
Print Name: Philipp Schindler	Print Name: J K Fennell
Title: Authorized Signatory	Title: Head of Product Partnerships & US/CAN Bus Dev

Date: 2019.08.08	Date: August 7, 2019

ATTACHMENT A TO AMENDMENT NUMBER 2

Argentina	Honduras	Paraguay

Bahrain	Hong Kong	Peru

Bangladesh	Hungary	Poland

Barbados	India	Qatar

Bolivia	India SA	Romania

Brazil	Jordan	Saudi Arabia

Chile	Kenya	Serbia

Colombia	Latin America	Slovakia

Costa Rica	Lebanon	South Africa

Croatia	Lithuania	Sri Lanka

Czech Republic	Macao	Taiwan (ROC)

Dominican Republic	Mauritius	Tanzania

Eastern and Southern Europe	Mexico	Trinidad and Tobago

Ecuador Egypt	Middle East and Africa	Turkey (tentative)

El Salvador	Morocco	Uganda

Estonia	Nepal	Ukraine

Ghana	Nicaragua	United Arab Emirates

Guatemala	Nigeria	Uruguay

	Pakistan	Venezuela
Panama